Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our reports, dated February 28, 2007, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, appearing in this Annual Report on Form 10-K of ICU Medical, Inc. for the year ended December 31, 2006 in the previously filed Registration Statements of ICU Medical, Inc. on Form S-8 (File Nos. 333-04171, 333-58024, 333-90642 and 333-90464).

/s/ McGladrey & Pullen, LLP

Irvine, California

February 28, 2007

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